press release        corescientific.com

Core Scientific Announces
April 2024 Production and Operations Updates

•Earned 803 self-mined bitcoin for a total of 3,628 bitcoin year-to-date, and our customers earned an estimated 265 bitcoin at our data centers in April
•Completed deployment of 2.5 EH/s of S21 miners from previously announced order
•Operated approximately 224,000 owned and hosted bitcoin miners for a total energized hash rate of 26.7 exahash as of April 30, 2024
AUSTIN, Texas, May 6, 2024 – Core Scientific, Inc. (Nasdaq: CORZ) ("Core Scientific" or “the Company”), a leader in bitcoin mining, specializing in application-specific digital infrastructure for emerging high-value compute, today released unaudited production and operations updates for April 2024.
“We surpassed 20 exahash of energized self-mining hash rate in April after completing the planned deployment of S21 miners and temporarily energizing prior generation miners at data centers where they can operate profitably,” said Adam Sullivan, Core Scientific’s Chief Executive Officer. “Strong cash generation enabled us to pay off $19 million in debt associated with mechanics’ liens and begin completion of 72 megawatts of partially built infrastructure at our Denton, Texas data center. This expansion is part of our multi-year growth plan to add 372 megawatts of new infrastructure, which represents more than 20 exahash of new hash rate.”
“With the halving behind us, we continue to focus on increasing productivity and efficiency, improving our average miner energy efficiency to 25.8 joules per terahash. We are also in active discussion with potential hosting clients regarding our high-performance compute offering and believe that our unique business model can enhance our revenue and growth potential, thereby increasing shareholder value,” Mr. Sullivan added.

Core Scientific, Inc. April ‘24 Update - 2
Key Metrics Summary (unaudited)

Metric	April 2024	March 2024
Self-Mining Bitcoin Earned[1]	803	906
Hosting Bitcoin Earned by Customers[2]	265	309
Average Self-Mined Bitcoin Earned/Day	26.8	29.2
Self-Mining Energized Hash rate[3]	20.4	19.3
Hosting Energized Hash rate[4]	6.3	6.2
Total Energized Hash rate	26.7	25.6
Bitcoin Sold[5]	847	981
Bitcoin Sales Proceeds ($USD)	Appx. $55.8 million	Appx. $66.3 million
Average Self-Mining Fleet Efficiency (J/TH)[6]	25.78	26.85
1 Self-Mining Bitcoin Earned represents bitcoin rewards earned by bitcoin miners owned and operated by Core Scientific
2 Hosting Bitcoin Earned represents estimated bitcoin rewards earned by customer-owned miners installed and operated by Core Scientific in our data centers, including bitcoin rewards earned by customers and paid to the Company pursuant to proceeds sharing agreements
3 Self-Mining Energized Hash Rate represents the total rated capacity of all Company-owned bitcoin miners installed and operating in Core Scientific’s data centers. Includes previous generation miners removed to accommodate new miners and then re-deployed opportunistically to exploit favorable mining economics.
4 Hosting Energized Hash Rate represents the total rated capacity of all hosted bitcoin miners owned by customers, installed and operated by Core Scientific in our data centers
5 Bitcoin Sold represents all bitcoin sold by the Company during the period, including self-mined and proceeds sharing rewards. For the first calendar quarter 2024, the correct total bitcoin sold was 3,047.
6 Average Self-Mining Fleet Efficiency (J/TH) represents the weighted average power consumption in Joules per terahash based on the actual efficiency of each model of miner operating in Core Scientific’s owned self-mining fleet.
-more-

Core Scientific, Inc. April ‘24 Update - 3
Data Centers
As of month-end, the Company operated approximately 224,000 bitcoin miners in our data centers for both self-mining and hosting, representing a total energized hash rate of 26.7 EH/s at its seven data centers in Georgia, Kentucky, North Carolina, North Dakota and Texas.
Self-Mining
Core Scientific earned 803 bitcoin in April from its owned fleet of miners. As of month end, the Company operated approximately 173,000 owned bitcoin miners, representing approximately 77% of the bitcoin miners operating in its data centers and a total energized hash rate of 20.4 EH/s.
Hosting Services
In addition to its self-mining fleet, Core Scientific provided data center hosting services, technology and operating support for approximately 51,000 hosted, customer-owned bitcoin miners, representing approximately 23% of the bitcoin miners operating in the Company’s data centers as of April 30, 2024. Customer-owned bitcoin miners earned an estimated 265 bitcoin in April, including bitcoin rewards paid to the Company pursuant to proceeds sharing agreements.
Grid Support
The Company reduced the consumption of power at its data centers on several occasions in April, delivering 9,842 megawatt hours to local grid partners. By supporting the grid in such a fashion, Core Scientific helps grid operators keep power flowing to their customers when temperatures rise and air conditioning use increases, and when temperatures drop and heating use increases. Core Scientific works with utility companies and the communities in which it operates to enhance electrical grid stability.
-more-

Core Scientific, Inc. April ‘24 Update - 4
New Miner Deployments
The Company completed the deployment of its new Bitmain S21 miners with total rated hash rate of 2.5 EH/s in April. Prior generation miners replaced by the new S21s are now operating at Core Scientific’s Calvert City, KY and Pecos, TX data centers. A change in mining economics may result in these prior generation miners being removed and stored, thereby decreasing the Company’s total operational infrastructure and hash rate.
Upcoming Events and Conferences
First quarter fiscal year 2024 earnings release, conference call and webcast
May 8, 2024 at 3:30 pm CDT
19th Annual Needham Technology, Media and Consumer Conference
Thursday, May 16, 2024 at 8:00 am EDT
B. Riley Securities 24th Annual Institutional Investor Conference
May 22-23, 2024
Consensus 2024, booth 1621
May 29-31, 2024
ABOUT CORE SCIENTIFIC
Core Scientific is one of the largest bitcoin miners and hosting solutions providers for bitcoin mining in North America. Transforming energy into high value compute with superior efficiency at scale, we employ our own large fleet of computers (“miners”) to earn bitcoin for our own account and provide hosting services for large bitcoin mining customers at our seven operational data centers in Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1) and Texas (2). We derive the majority of our revenue from earning bitcoin for our own account (“self-mining”). To learn more, visit www.corescientific.com
-more-

Core Scientific, Inc. April ‘24 Update - 5
FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s ability to scale and grow its business, source clean and renewable energy, the advantages and expected growth of the Company and the Company’s ability to source and retain talent. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to earn digital assets profitably and to attract customers for our hosting capabilities; our ability to maintain our competitive position as digital asset networks experience increases in total network hash rate; our ability to raise additional capital to continue our expansion efforts or other operations; our need for significant electric power and the limited availability of power resources; the potential failure in our critical systems, facilities or services we provide; the physical risks and regulatory changes relating to climate change; potential significant changes to the method of validating blockchain transactions; our vulnerability to physical security breaches, which could disrupt our operations; a potential slowdown in market and economic conditions, particularly those impacting the blockchain industry and the blockchain hosting market; the identification of material weaknesses in our internal control over financial reporting; price volatility of digital assets and bitcoin in particular; the “halving” of rewards available on the Bitcoin network, or the reduction of rewards on other networks, affecting our ability to generate revenue as our customers may not have an adequate incentive to continue mining and customers may cease mining operations altogether; the potential that insufficient awards from digital asset mining could disincentivize transaction processors from expending processing power on
-more-

Core Scientific, Inc. April ‘24 Update - 6
a particular network, which could negatively impact the utility of the network and further reduce the value of its digital assets; the requirements of our existing debt agreements for us to sell our digital assets earned from mining as they are received, preventing us from recognizing any gain from appreciation in the value of the digital assets we hold; potential changes in the interpretive positions of the SEC or its staff with respect to digital asset mining firms; the increasing likelihood that U.S. federal and state legislatures and regulatory agencies will enact laws and regulations to regulate digital assets and digital asset intermediaries; increasing scrutiny and changing expectations with respect to our ESG policies; the effectiveness of our compliance and risk management methods; the adequacy of our sources of recovery if the digital assets held by us are lost, stolen or destroyed due to third-party digital asset services; the effects of our emergence from bankruptcy on our financial results, business and business relationships; and our substantial level of indebtedness and our current liquidity constraints affecting our financial condition and ability to service our indebtedness. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
/////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////
Please follow us on:

https://www.linkedin.com/company/corescientific/
https://twitter.com/core_scientific

-more-

Core Scientific, Inc. April ‘24 Update - 7
CONTACTS

Investors:
ir@corescientific.com
Media:
press@corescientific.com
-end-